TAX FREE STOCK EXCHANGE AGREEMENT

                    Pursuant to Internal Revenue Code ss.351

                                     between

                            NOBLE INTERNATIONAL, LTD.

                                       and

                              ROBERT J. SKANDALARIS
                              and DANIEL J. BRUNELL

                                 Effective as of
                                 January 1, 1996





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                                TABLE OF CONTENTS

ARTICLE I - EXCHANGE OF COMMON SHARES.................................      1

     1.01   Purchase of Common Shares.................................      1
     1.02   Payment and Delivery......................................      1
     1.03   Internal Revenue Code Section 351 ........................      1

ARTICLE II - REPRESENTATIONS OF NOBLE.................................      1

     2.01   Authorization.............................................      1
     2.02   Binding Obligations                                             2
     2.03   No Conflict.............                                        2

ARTICLE III - REPRESENTATIONS OF SHAREHOLDERS.........................      2

     3.01   Authorization.............................................      2
     3.02   Binding Obligation........................................      2
     3.03   No Conflict...............................................      2
     3.04   Investment Intent.........................................      2

ARTICLE IV - AFFIRMATIVE COVENANTS OF NOBLE ..........................      3

     4.01   Financial Statements and Other Reports....................      3
     4.02   Inspection............. ..................................      3

ARTICLE V - MISCELLANEOUS.............................................      3

     5.01   Expenses; Indemnities  ...................................      3
     5.02   Survival .................................................      3
     5.03   Remedies .................................................      3
     5.04   Notices...................................................      3
     5.05   Consent to Jurisdiction  .................................      4
     5.06   Successors and Assigns  ..................................      4
     5.07   Amendments and Waivers ...................................      4
     5.08   Entire Agreement .........................................      5
     5.09   Governing Law.............................................      5
     5.10   Severability  ............................................      5
     5.11   Headings  ................................................      5
     5.12   Counterparts; Effectiveness  .............................      5
     5.13   Rights and Remedies ......................................      5





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                            STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (this Agreement") is made and entered into effective as of January 1, 1996, by and between Noble International Ltd., a Michigan corporation ("Noble"), Robert J. Skandalaris and Daniel J. Brunell (collectively "Shareholders").

     WHEREAS, Noble desires to issue and exchange with Shareholders and Shareholders desire to exchange and acquire from Noble the Common Shares (as hereinafter defined) on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein. and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                            EXCHANGE OF COMMON SHARES

     1.01 Purchase of Common Shares. Subject to the terms and conditions hereof, Shareholders shall acquire from Noble and Noble shall issue to Shareholders Eight Thousand (8,000) shares of Noble's common stock (the "Noble Shares") on the date hereof in exchange for Thirty Nine Thousand Nine Hundred Fifty Six (39,956) common shares of Prestolock International, Ltd. ("Prestolock Shares").

     1.02 Payment and Delivery. Upon the execution and delivery of this Agreement by Noble and Shareholders. Noble will deliver to Shareholders individual certificates representing the Noble Shares. registered in the name of Shareholders in the amounts set forth in Exhibit A and Shareholders shall deliver to Noble the Prestolock Shares.

     1.03 Internal Revenue Code Section 351. It is the intent of the parties hereto that the exchange described herein shall qualify as a tax free exchange pursuant to IRC ss.351.

                                   ARTICLE II

                            REPRESENTATIONS OF NOBLE

     Noble represents and warrants to Shareholders as follows

     2.01 Authorization. It has the full capacity, power and authority to execute, deliver and perform, its obligations under this Agreement and it has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations hereunder and to consummate the transactions contemplated hereby


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     2.02 Binding Obligations. This Agreement, when executed and delivered by the parties. will be its legally valid and binding obligation. enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy. insolvency. reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

     2.03 No Conflict. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby does not and will not: (i) violate any provisions of law applicable to it; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its contractual obligations; (iii) result in or require the creation or imposition of any lien upon any of its properties or assets; or (iv) require any approval or consent of any person under any contractual obligations. except for such approvals or consents as have been obtained and disclosed in writing to Shareholders.

                                   ARTICLE III

                         REPRESENTATIONS OF SHAREHOLDERS

     Shareholders individually represent and warrant to Noble as follows:

     3.01 Authorization. Each has the full legal capacity, power and authority to execute, deliver and perform their obligations under this Agreement.

     3.02 Binding Obligation. This Agreement, when executed and delivered by the parties, will be their legally valid and binding obligation, enforceable against them in accordance with its terms. except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

     3.03 No Conflict. The execution, delivery and performance by them of this Agreement and the consummation of the transactions contemplated hereby does not and will not: (i) violate any provisions of law applicable to them; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of their contractual obligations; (iii) result in or require the creation or imposition of any lien upon any of their properties or assets; or (i) require any approval or consent of any Person.

     3.04 Investment Intent. They are acquiring the Noble Shares for their own account for investment purposes only and the Noble Shares are not being purchased with a view towards resale or distribution; and they are able to bear the economic risk of ownership of the Noble Shares for an indefinite period of time and have no present or foreseeable need to dispose of any portion of their investment in Noble and are aware that they will be unable to readily liquidate their investment in Noble.



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                                   ARTICLE IV

                         AFFIRMATIVE COVENANTS OF NOBLE

     From and after the date hereof, so long as any of the Noble Shares remain outstanding, Noble shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, all covenants in this Article IV applicable to such Person as follows:

     4.01 Financial Statements and Other Reports. Noble will maintain, and cause each of its subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Noble will deliver to each holder of the Noble Shares, with reasonable promptness, such business or financial information and data with respect to Noble or any subsidiary as from time to time may be reasonably requested by any holder of the Noble Shares.

     4.02 Inspection. Noble shall permit any authorized representative(s) designated by any holder of the Noble Shares to visit and inspect any of the properties of Noble or any of its subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.01 Expenses; Indemnity. Noble shall pay its costs, fees and expenses incurred by it in connection with the negotiation, review, documentation, preparation and closing of this Agreement. Shareholders shall pay all costs, fees and expenses incurred by them in connection with the negotiation, review, documentation, preparation and closing of this Agreement.

     5.02 Survival. All representations, warranties, agreements and covenants contained herein shall survive the execution and delivery of this Agreement, and the purchase of the Noble Shares contemplated hereby and any disposition thereof, notwithstanding any investigation made at any time by any of the parties hereto.

     5.03 Remedies. Each holder of any of the Noble Shares will be entitled to enforce its rights under this Agreement specifically and to exercise all other rights existing in its favor. Money damages may not be an adequate remedy for any breach of the provisions of this Agreement and, accordingly, the parties may apply to any court of law or equity of competent jurisdiction (as contemplated by Section 5.05) for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

     5.04 Notices. Any notice, request, claim, demand or other communication to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be


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deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested, and postage prepaid, to the recipient, Such notices, demands and other communications will be sent as follows:

          (i)  If to Noble:

               Noble International, Ltd.
               Suite 155
               33 Bloomfield Hills Parkway
               Bloomfield Hills, Michigan 48304-2944

          (ii) If to Shareholders, as set forth in the records of Noble.

or, in either of the foregoing cases to such other address as such party may hereafter specify for such purpose by notice to the other party referred to above.

     5.05 CONSENT TO JURISDICTION. NOBLE AND SHAREHOLDERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MICHIGAN AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. NOBLE AND SHAREHOLDERS WAIVE ANY OBJECTION WHICH IT OR THEY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT OR THEM AT THE ADDRESSES SET FORTH IN
SECTION 5.04 AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE: BEEN POSTED TO THE PARTIES ADDRESS SET FORTH IN SECTION 5.04. NOTHING CONTAINED IN THIS SECTION 5.05 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     5.06 Successors and Assigns. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. Robert J. Skandalaris may assign his rights or obligations hereunder without the written consent of Noble.

     5.07 Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Noble and the holders of a majority of the then outstanding Noble Shares issued and sold hereunder. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation,



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covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     5.08 Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

     5.09 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN. WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     5.10 Severability Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law in any jurisdiction. such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction. without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     5.11 Headings. The Section and Subsection headings of the Articles contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     5.12 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which shall be an original. with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     5.13 Rights and Remedies Cumulative. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first above written.



                              NOBLE INTERNATIONAL, LTD.

                              By: /s/ MARK A. DAVIS
                                  ___________________________

                              Its: President
                                  _____________________________



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SHAREHOLDERS



/s/ Robert J. Skandalaris
-----------------------------------
Robert J. Skandalaris



/s/ Daniel J. Brunell
-----------------------------------
Daniel J. Brunell




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                                    EXHIBIT A

                               EXCHANGE AGREEMENT




 Shareholder                         No. of Prestolock            No. of Noble
                                      Shares Tendered           Shares Received


Robert J. Skandalaris                      35,000                    7,000
Daniel J. Brunell                           4,956                    1,000



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